EXECUTION VERSION

Exhibit 1.3

INTERNATIONAL COAL GROUP, INC.

9.125% Senior Secured Second-Priority Notes due 2018

UNDERWRITING AGREEMENT

March 11, 2010

EXECUTION VERSION

March 11, 2010

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

International Coal Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company, the Guarantors (as defined below) and the Trustee identified in such Schedule (the “Trustee”). The Securities will be unconditionally guaranteed, jointly and severally, on a secured basis as to the payment of principal and interest by the guarantors named therein under the Indenture (the “Guarantors,” and together with the Company, the “Issuers,” and such guarantees, the “Guarantees”). The Securities will be secured by a second-priority lien on the Collateral (as defined in the Indenture). A first-priority lien on the Collateral will secure the Issuer’s obligations under the Credit Agreement dated as of February 22, 2010 among the Company as borrower, the Guarantors, General Electric Capital Corporation, as Administrative Agent (the “Administrative Agent”), the other parties named therein and the lenders named therein (the “Credit Agreement”) pursuant to one or more pledge agreements, one or more mortgages and deeds of trust, security agreements and an intercreditor agreement. As used herein, the term “Security Agreements” has the meaning assigned to it in the Indenture. If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. In addition to the issuance and sale of the Securities to the Underwriters, the Company intends to issue and sell 22,371,365 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company and $100.0 million aggregate principal amount of 4.00% Convertible Notes due 2017 (the “Convertible Notes”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form “S-3” (File No. 333-163813) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Notes, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents, if any, listed on Schedule III attached hereto and each “road show” (as defined in Rule 433(h)(4) under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Notes by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Notes, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

“Applicable Time,” as used herein, means the date and time that this Agreement is executed and delivered by the parties hereto.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Representations and Warranties. Each of the Company and the Guarantors represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Notes pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date hereof; no stop order of the Commission preventing or suspending the use of any Basic

Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, will comply, in all material respects, with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the conditions to the use of Form S-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at the Applicable Time, at the time of purchase, the Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); on the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and at the time of purchase, or the Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, when considered together with the Disclosure Package as of the Applicable Time, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 1(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document (to the extent not superseded by a subsequently filed Incorporated Document), at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, (and such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission when required), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Pre-Pricing Prospectus dated March 8, 2010 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Notes contemplated hereby is solely the property of the Company;

(d) the Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i);

(e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement entitled “Description of Capital Stock” and in the sections of, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and restricted share units disclosed as outstanding in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and the grant of options under existing stock option plans and as otherwise described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement, the Indenture and the Notes and to issue, sell and deliver the Notes as contemplated by this Agreement, the Indenture, and the Notes; each Guarantor has the full corporate power and authority to execute and deliver this Agreement, the Indenture and the Guarantees;

(g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (“Material Adverse Effect”);

(h) the Company has no subsidiaries (as defined under the Act) other than those listed on Schedule C (collectively, the “Subsidiaries”); except as otherwise set forth on Schedule C, the Company, directly or indirectly, owns all of the issued and outstanding capital stock of each of the Subsidiaries; except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws or other constituent documents of the Company and each Subsidiary and all amendments thereto have been made available to you, and no changes therein will be made on or after the date hereof through and including the time of purchase without your approval (not to be unreasonably withheld); each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and except as described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses are owned by the Company subject to no security interest, other encumbrance or adverse claims;

(i) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Issuers and, when executed and delivered by the Issuers and the Trustee, will be a legal,

valid and binding agreement of the Issuers, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefore may be brought regardless of whether enforcement is considered at law or in equity (the “Bankruptcy Exceptions”);

(j) the Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by the Bankruptcy Exceptions and will be entitled to the benefits of the Indenture;

(k) the Guarantees have been duly and validly authorized by the Guarantors and, when executed and delivered and, when the Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, will be the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the Bankruptcy Exceptions;

(l) the terms of the Notes, the Indenture and the capital stock of the Company, conform in all material respects to each description, if any, thereof contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(m) this Agreement has been duly authorized, executed and delivered by each Issuer;

(n) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or other organizational documents or (B) except as would not reasonably be expected to have a Material Adverse Effect, (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (ii) any federal, state, local or foreign law, regulation or rule, or (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (iv) any decree, judgment or order applicable to it or any of its properties;

(o) the execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries, or (B) except as would not reasonably be expected to have a Material Adverse Effect, (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (ii) any federal, state, local or foreign law, regulation or rule, or (iii) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (iv) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties;

(p) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Notes or the consummation by the Issuers of the transactions contemplated by this Agreement, the Indenture or the Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters or (ii) under the Conduct Rules of FINRA;

(q) except as described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, no person has the right to act as an underwriter or initial purchaser or as a financial advisor to the Company in connection with the offer and sale of the Notes;

(r) each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the absence of any such permit, license, authorization, consent, approval or filing would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(s) except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party (in such person’s capacity as a director or officer) or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;

(t) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(u) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply in all material respects with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial data are reasonable under the circumstances, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v) except as disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission;

(w) except as set forth or contemplated therein, subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or any material change in the outstanding indebtedness, in each case, of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(x) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and the other persons identified on Exhibit A-1 hereto;

(y) neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, neither of them will be required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(z) the Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and

the Permitted Free Writing Prospectuses, if any, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as are described or contemplated in the Registration Statement and the Prospectus or such as do not, individually or in the aggregate, materially affect the value of the property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; all the property described in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(aa) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of, their respective businesses in the manner described in the Registration Statement and Prospectus, except where the failure to own, license or have such rights would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) except as would not reasonably be expected to have a Material Adverse Effect, there are no third parties who have or, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) except as would not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge there is no infringement by third parties of any Intellectual Property; (iii) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) except as would not reasonably be expected to have a Material Adverse Effect, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) except as would not reasonably be expected to have a Material Adverse Effect, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(bb) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(cc) except as set forth in the Registration Statement, the Pre-Pricing Prospectuses and the Prospectus, and except for such matters as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and each of Subsidiaries (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company is or may be liable) (1) are conducting their businesses and operations in compliance with Environmental and Mining Laws (as defined below); (2) possess, maintain in full force and effect, and are in compliance with all permits, licenses or registrations required under Environmental and Mining Law for the conduct of their businesses and operations; (3) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental and Mining Law or liability thereunder (including, without limitation, liability as a “potentially responsible party,” and/or for costs of investigating or remediating sites containing Hazardous Substances (as defined below) and/or reclamation or damages to natural resources); (4) do not have knowledge of any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures by the Company or its Subsidiaries regarding the investigation, remediation or cleanup thereof; and (5) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental and Mining Laws against the Company or its subsidiaries. As used in this paragraph, “Environmental and Mining Laws” means any and all applicable federal, state, local, and foreign laws, ordinances, regulations and common law, or any enforceable administrative or judicial order, consent, decree or judgment, relating to pollution or the protection of human health or the environment including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) the emission, discharge, release, generation processing, use treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Substances, (ii) the investigation, remediation or cleanup of any Hazardous Substances, or (iii) surface or underground coal mining, including any related reclamation. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials or wastes, or petroleum, petroleum products, or any other chemical substance regulated under Environmental and Mining Laws);

(dd) in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental and Mining Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for reclamation cleanup, closure of properties or compliance with the Environmental and Mining Laws or any permit, license, or approval, any related constraints on operating activities, and any potential liabilities to third parties);

(ee) all tax returns required to be filed by the Company or any of the Subsidiaries have been filed, except as would not reasonably be expected to have a Material Adverse Effect and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ff) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase, in each case except as would not reasonably be expected to have a Material Adverse Effect;

(gg) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect neither the Company nor any Subsidiary has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(jj) each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(kk) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(nn)(i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(oo) except as described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company;

(pp) as of the date hereof and immediately prior to, and immediately following, the issuance of the Notes, and immediately after the application of the proceeds from the offering and sale of the Notes, each Issuer is and will be Solvent (as defined below); no Issuer is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and no Issuer has knowledge of any person contemplating the filing of any such petition against any Issuer; as used herein, “Solvent” means, for any person on a particular date, that, on such date, (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute unreasonably small capital and (v) such person is able to pay its debts as they become due and payable;

(qq) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the Indenture or the Notes or the consummation of the transactions contemplated hereby or by the Registration Statement; and

(rr) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, controlling persons or to their knowledge, affiliates, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(ss) the Intercreditor Agreement (as defined in the Indenture) has been duly authorized and, when executed and delivered by the Company and each Guarantor and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. At the time of purchase, the Intercreditor Agreement will conform in all material respects as to legal matters to the descriptions thereof in the Disclosure Package; and

(tt) each of the Security Agreements to be entered into at the time of purchase has been, or will be as of the time of purchase, duly authorized by the Company and the applicable Guarantors that are parties thereto and when duly executed and delivered by the Company and each Guarantor that is a party thereto (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding obligation of the Company and such Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; the Security Agreements when duly executed and delivered and when all actions necessary to perfect the second-priority security interests or second-priority mortgage liens in the Collateral (as defined in the Indenture) pursuant to the Security Agreements, including the filing of financing statements under the Uniform Commercial Code as in effect from time to time in the relevant jurisdictions (the “UCC-1s”), have been taken, will create valid and perfected second-priority security interests or second-priority mortgage liens in the Collateral to which they relate, subject only to prior liens that are Permitted Liens (as defined in the Indenture), including first-priority liens securing obligations under the Credit Agreement; and each of the representations and warranties made by the Company and the Guarantors in each Security Agreement to which it is a party will be true and correct in all material respects as of the time of purchase. At the time of purchase, the Security Agreements will conform in all material respects as to legal matters to the descriptions thereof in the Disclosure Package.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company by Federal funds wire transfer on the date and time set forth in Schedule I hereto, or at such other time as shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof. The time and date of such payment are hereinafter referred to as the “time of purchase.”

Payment for the Securities shall be made against delivery to you at the time of purchase for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the time of purchase, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the time of purchase:

(i) there shall not have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Guarantor by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the business, properties, management, financial condition or results of operations of the Company and the Guarantors and their respective subsidiaries, taken as a whole, from that set forth in the Disclosure Package as of the date of this

Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(b) The Underwriters shall have received at the time of purchase a certificate, dated the time of purchase and signed by an executive officer of the Company on behalf of the Company and each Guarantor, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and each Guarantor contained in this Agreement are true and correct as of the time of purchase and that the Company and each Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the time of purchase.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received at the time of purchase an opinion of Jones Day, outside counsel for the Company, and Penn, Stuart & Eskridge, P.C. and Jackson Kelly, outside counsel for certain of the Guarantors, dated the time of purchase, in form and substance satisfactory to the Managing Underwriters, in the form set forth in Exhibits A-1, A-2 and A-3 hereto.

(d) The Underwriters shall have received at the time of purchase an opinion of Roger Nicholson, Senior Vice President, Secretary and General Counsel of the Company, dated the time of purchase, in form and substance satisfactory to the Managing Underwriters, in the form set forth in Exhibit B hereto.

(e) The Underwriters shall have received at the time of purchase an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the time of purchase, reasonably satisfactory to the Representatives.

The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received at the time of purchase opinions relating to the Collateral, the Security Agreements and the second-priority liens and second-priority mortgage interests created thereby, dated the time of purchase, in form substantially consistent with those opinions of counsel to the borrower and the guarantors under the Credit Agreement delivered to the Administrative Agent in connection with the effectiveness of the Credit Agreement, with respect to the collateral securing, and the security documents relating to, the Credit Agreement.

(g) The Underwriters shall have received, on each of the date hereof and the time of purchase, a letter dated the date hereof or the time of purchase, as the case may be, in form and substance reasonably satisfactory to the Managers, from Deloitte and Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(h) The Credit Agreements shall have become effective.

(i) The Underwriters shall have received executed copies of each Security Agreement and each other document or instrument required to cause the Securities to be secured by liens on the Collateral to which such Security Agreements pertain to the extent and in the manner provided for in the Indenture and the Security Agreements and as described in the Disclosure Package.

(j) The Underwriters shall have received the results of recent UCC lien searches (or lien searches under the personal property security legislation applicable to the Collateral, as applicable) for the Company and each Guarantor in each of the jurisdictions in which the Company and each Guarantor is located for the purposes of the UCC and, if reasonably requested by the Underwriters, tax and judgment lien searches for the Company and each Guarantor in each jurisdiction in which material assets of the Company and each Guarantor is located, and such searches shall reveal no liens on any of the assets of the Company and each Guarantor other than Permitted Liens (as defined in the Indenture).

6. Covenants of the Company and each Guarantor. The Company and each Guarantor covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in writing.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the

Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To furnish such information as may be required and otherwise to cooperate to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Notes; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes) or to subject itself to taxation for doing business in any such jurisdiction; and provided, further that the Company shall not be obligated to maintain any such qualification for more than one year from the date of this Agreement; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for offer or sale in any such jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earning statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of a reasonable number of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes and the Guarantees including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, the Indenture, the Notes, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of a reasonable number of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes and the Guarantees for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters not to exceed $5,000) and the printing and furnishing of a reasonable number of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Notes by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, if any, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show, (viii) any fees payable to investment rating agencies with respect to the rating of the Notes; (ix) the costs and charges of the Trustee and any transfer agent, registrar or depositary; (x) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (xi) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (xii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes, (xiii) all expenses associated with the assignment, creation and perfection of security interests, mortgages and charges, including, without limitation, pursuant to the Security Agreements and the related financing statements, including filing fees, fifty percent (50%) of the fees and expenses incurred by Davis Polk & Wardwell LLP, not to exceed $125,000 of such fees and expenses, and the fees and expenses of local counsel engaged by the Company in each of the other jurisdictions, incurred in connection therewith and (xiv) the performance of the Company’s other obligations hereunder;

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k) During the period beginning on the date hereof and continuing to and including the time of purchase, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantors or warrants to purchase or otherwise acquire debt securities of the Company or the Guarantors substantially similar to the Securities (other than (i) the Securities and the Convertible Notes, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers and listed on Schedule III attached hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m) The Company and each Guarantor shall comply with the post-closing requirements set forth in the Security Agreements.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company and the Guarantors not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company and the Guarantors agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the

Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantors, their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company or such Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), Prospectus or a Permitted Free Writing Prospectus. The statements set forth in the third, fifth, sixth, seventh and eighth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 1 and this Section 8.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent may not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, the Guarantors, their respective officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.

9. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Managing Underwriters, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Managing Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Managing Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Managing Underwriters elect to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly in writing.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, at the time of purchase, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. In any such case either you or the Company shall have the right to postpone the time of purchase, but in no event for longer than five days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If the aggregate principal amount of defaulted Securities which the defaulting Underwriter or Underwriters agreed to purchase at the time of purchase exceeds 10% of the total aggregate principal amount of Securities which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder at such time, this Agreement shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company.

If, after the execution and delivery of this Agreement, the Notes are not delivered for any reason other than the termination of this Agreement pursuant to Section (2)(A), (2)(C), (2)(D) or (2)(E) of the second paragraph of Section 9 hereof, to the proceeding paragraph or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Issuers, jointly and severally, shall, in addition to paying the amounts described in Section 6(i) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

11. Entire Agreement; No Fiduciary Relationship. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantors and the Underwriters with respect to the preparation of any preliminary prospectus, the Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company and each Guarantor acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Underwriters owe the Company and each Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and each Guarantor. The Company and each Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company and the Guarantors shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

International Coal Group, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

Bronco Mining Company, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

CoalQuest Development LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

Hawthorne Coal Company, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

Hunter Ridge Coal Company

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Hunter Ridge Holdings, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Hunter Ridge, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

ICG, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

ICG, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

ICG ADDCAR Systems, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

[Signature page to Underwriting Agreement – high yield]

ICG Beckley, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG East Kentucky, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG Eastern, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG Eastern Land, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG Hazard, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG Hazard Land, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

[Signature page to Underwriting Agreement – high yield]

ICG Illinois, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG Knott County, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

ICG Natural Resources, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

ICG Tygart Valley, LLC

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

Juliana Mining Company, Inc.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

King Knob Coal Co., Inc.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

[Signature page to Underwriting Agreement – high yield]

Marine Coal Sales Company

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Assistant Secretary

Melrose Coal Company, Inc.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

Patriot Mining Company, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Powell Mountain Energy, LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

Simba Group, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Upshur Property, Inc.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

[Signature page to Underwriting Agreement – high yield]

Vindex Energy Corporation

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

White Wolf Energy, Inc.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President and Secretary

Wolf Run Mining Company

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

[Signature page to Underwriting Agreement – high yield]

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Kevin Emerson
Name:	Kevin Emerson
Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Jerrod Freund
Name:	Jerrod Freund
Title:	Executive Director

By:	/s/ Matthew Albrecht
Name:	Matthew Albercht
Title:	Associate Director

[Signature page to Underwriting Agreement – senior notes]

SCHEDULE I

Managers:

Managers authorized to release lock-up under Section 2:	Morgan Stanley & Co. Incorporated UBS Securities LLC

Managers authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated UBS Securities LLC

Indenture:	Indenture dated as of March 16, 2010 between the Company, the Guarantors and the Trustee, as supplement by the second supplemental indenture dated as of March 22, 2010

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-163813

Disclosure Package	1.	Prospectus dated March 8, 2010 relating to the Shelf Securities

	2.	the preliminary prospectus supplement dated March 8, 2010 relating to the Securities

	3.	Term Sheet dated March 11, 2010 in Schedule III

Securities to be purchased:	9.125% Senior Secured Second-Priority Notes due 2018

Aggregate Principal Amount:	$200.0 million

Purchase Price:	96.798% of the principal amount of the Securities, plus accrued interest, if any, from March 22, 2010

Maturity:	April 1, 2018

Interest Rate:	9.125% per annum

Interest Payment Dates:	April 1 and October 1, commencing October 1, 2010

I-1

Time of purchase:	March 22, 2010 4:00 p.m.
Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Attention: High Yield Syndicate

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Attention: Leverage Capital Markets – High Yield
Syndicate

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Joseph Hall

Address for Notices to the Company and the Guarantors:

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Attention: Roger L. Nicholson

With a copy to:

Jones Day

222 East 41st Street

New York, NY 10017

Attention: Randi Strudler

I-2

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Morgan Stanley & Co. Incorporated	$90,000,000
UBS Securities LLC	$90,000,000
PNC Capital Markets LLC	$20,000,000

Total	$200,000,000

II-1

SCHEDULE III

Term Sheet

Term Sheet dated March 11, 2010.

III-1